UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 14, 2005



                            Maxus Realty Trust, Inc.
             (Exact name of registrant as specified in its charter)



          MISSOURI                      00-13457                 48-1339136
(State or other jurisdiction          (Commission              (IRS Employer
        of incorporation)             File Number)           Identification No.)


                                 104 Armour Road
                        North Kansas City, Missouri 64116
               (Address of principal executive offices) (Zip Code)


                                 (816) 303-4500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.14e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On June 14, 2005 (the "Effective Date"), Maxus Realty Trust, Inc. (the "Registrant") entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase Agreement") with FF Park Lane Associates, L.P., a Texas limited partnership ("Seller") pursuant to which the Registrant has agreed to purchase a 168 multi-family unit apartment complex that is located at 3007 Antelope Trail, Temple, Texas, known as Westgate Park Apartments II (the "Property"), subject to the terms and conditions provided in the Purchase Agreement, for a purchase price of approximately $4.75 million (the "Purchase Price"), subject to standard prorations. The Registrant has paid $50,000 of the Purchase Price to an escrow agent as a deposit (the "Initial Deposit"), and will pay an additional deposit of $50,000 (together with the Initial Deposit, the "Deposit") after the expiration of the due diligence period, which period ends 21 days after the Effective Date.

     The Purchase Price is comprised of (i) the $100,000 Deposit, (ii) the Registrant's assumption of a mortgage loan of Lehman Brothers Bank, FSB (the "Lender") in the amount of $3,800,000 (the "Existing Mortgage") and (iii) the balance of approximately $850,000 payable in cash on the closing date. The acquisition of the Property is subject to the Registrant's due diligence review and inspection, which will end 21 days after the Effective Date. The acquisition of the Property is not contingent upon the ability of the Registrant to obtain financing for the acquisition, except that the closing is subject to the condition that the Registrant assume the Existing Mortgage (in the amount of $3,800,000), which assumption is subject to the Lender's approval. If the Lender denies the Registrant's assumption of the Existing Mortgage, or fails to approve the Registrant's assumption of the Existing Mortgage within four months and two weeks of the Effective Date, the Purchase Agreement will terminate and the Registrant will be entitled to receive the $100,000 Deposit. Management anticipates funding the acquisition of the Property from cash on hand and the assumption of the Existing Mortgage secured by the Property.

     The closing is scheduled to occur 21 days after the Lender's approval of Registrant's assumption of the Existing Mortgage or any other date that Seller and Registrant agree. The closing is also subject to other standard closing conditions, including, without limitation, conveyance to the Registrant of a special warranty deed conveying the Property to the Registrant free and clear of all liens and encumbrances except permitted encumbrances. Registrant will pay all costs fees and expenses in connection with its assumption of the Existing Mortgage.

     The  Registrant   anticipates  assigning  its  rights  under  the  Purchase
Agreement to a wholly-owned subsidiary of its operating limited partnership Maxus Operating Limited Partnership prior to the closing.

     There can be no assurance that this transaction will ultimately be consummated. Seller is an unrelated third party.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MAXUS REALTY TRUST, INC.


Date: June 17, 2005               By: /s/ David L. Johnson
                                      ------------------------------------------
                                      David L. Johnson
                                      Chairman of the Board, President and Chief
                                      Executive Officer